Exhibit 10.20
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment No. 1”) is entered as of 5:00 p.m. on the 16th day of December, 2019, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and BRIAN L. ROBERTS (“Employee”).
BACKGROUND
The Company and Employee entered into an Employment Agreement (the “Agreement”) dated as of July 26, 2017, and desire to further amend the Agreement as provided herein.
AGREEMENT
Intending to be legally bound hereby, the Company and Employee agree as follows:

1.	Subparagraph 5(b) of the Agreement is hereby deleted in its entirety.

2.
Clause (D) of subparagraph 11(b)(i) of the Agreement (and the word “and” immediately preceding clause (D)) are hereby deleted in their entirety, and the word “and” shall be inserted before “(C)” in such subparagraph.

3.
Clause (B) of subparagraph 11(b)(ii) of the Agreement is hereby deleted in its entirety, including the reference to “and (B)” in the last sentence of such subparagraph, and clause (C) of such subparagraph shall become a new clause (B).

4.
Clause (A)(1) of subparagraph 11(d)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows: “(1) for the period through the date on which the Term would have expired, without any further automatic extensions, had no termination occurred on the Date of Termination (the “End Date”), on a monthly basis, Employee’s Base Salary at the highest annual rate in effect at any time during the Term;”.

5.
Clause (B) of subparagraph 11(d)(ii) of the Agreement is hereby deleted in its entirety, and clause (C) of such subparagraph shall become a new clause (B) and the word “and” shall be inserted before the new clause (B).

6.	Other than as amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first-above written.
COMCAST CORPORATION

By:     /s/ Thomas J. Reid

EMPLOYEE:
/s/ Brian L. Roberts
Brian L. Roberts